                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the three months ended June 30,                          1998                  1997
                                                          ----------            ----------
Basic earnings per common share computation:

   Numerator:
     Net Income.......................................    $2,570,000            $2,060,000
   Denominator:
     Average common shares outstanding................     3,759,912             3,759,912

  Basic earnings per common share.....................    $    0.684            $    0.548

Diluted earnings per common share Computation:

   Numerator:
     Net Income.......................................    $2,570,000            $2,060,000
   Denominator:
     Average common shares outstanding................     3,759,912             3,759,912
       Dilutive stock options                                  1,970                    --


       Dilutive average common shares Outstanding.....     3,761,882             3,759,912
       Diluted earnings per common share..............    $     .683            $    0.548

                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the six months ended June 30,                           1998                  1997
                                                          ----------            ----------
Basic earnings per common share computation:

   Numerator:
     Net Income......................................     $4,930,000            $4,456,000
   Denominator:
     Average common shares outstanding...............      3,759,912             3,759,912
  Basic earnings per common share....................     $    1.311            $    1.185

Diluted earnings per common share Computation:

   Numerator:
     Net Income......................................     $4,930,000            $4,456,000
   Denominator:
     Average common shares outstanding...............      3,759,912             3,759,912
       Dilutive stock options                                  1,970                    --

       Dilutive average common shares Outstanding....      3,761,882             3,759,912
       Diluted earnings per common share.............     $    1.311            $    1.185